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                                                                     EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                              235 Montgomery Street
                             San Francisco, CA 94104
                               Tel: (415) 983-1000


                                February 20, 1998




Incyte Pharmaceuticals, Inc.
3714 Porter Drive
Palo Alto, CA  94304


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 318,655 shares of Common Stock, par value $.001, of the Company ("Common Stock") issuable upon the exercise of options originally granted by Synteni, Inc., a wholly owned subsidiary of the Company, under the Synteni, Inc. 1996 Equity Incentive Plan (the "Stock Plan"), which options were assumed by the Company. We advise you that, in our opinion, such shares of the Common Stock, when issued and sold in accordance with the Plan and the Registration Statement, as declared effective, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,


                                     /s/  PILLSBURY MADISON & SUTRO LLP


E-09545